American Realty Investors, Inc. 10-Q

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of American Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350 that:

(i)	The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the ninemonths ended September 30, 2015, fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated: November 13, 2015	/s/ Daniel J. Moos
Daniel J. Moos President and Chief Executive Officer (Principal Executive Officer)

Dated: November 13, 2015	/s/ Gene S. Bertcher
Gene S. Bertcher Executive Vice President and Chief Financial Officer (Principal Financial Officer)